Exhibit 99.1

ChannelAdvisor Reports Fourth Quarter and Full Year 2019 Results; Revenue Achieves High End of Guidance and Record Adjusted EBITDA Significantly Exceeds Guidance
2019 Adjusted EBITDA More Than Doubles 2018 Result

Research Triangle Park, NC - February 12, 2020 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the fourth quarter and full year ended December 31, 2019.

“We are very pleased with our fourth quarter performance,” said David Spitz, Chief Executive Officer of ChannelAdvisor. “Revenue came in at the high end of our guidance range and Adjusted EBITDA substantially exceeded our guidance range, demonstrating our ability to increase the efficiency of our business and to drive solid margin improvement. As we enter 2020, we believe we are well-positioned to improve our revenue growth due to our focus on brands, our increased sales capacity, and our planned launch of Starter Edition with ShipStation.”

Fourth Quarter 2019 Financial Results

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Revenue: Total revenue was $34.8 million for the fourth quarter 2019, flat on a reported and constant currency basis compared with the year-ago period. Fixed subscription fees were $26.4 million, or 76% of total revenue, an increase of 3% from the year-ago period. Variable subscription fees were $8.4 million, or 24% of total revenue, a decrease of 8% from the year-ago period.

•
Gross Profit: GAAP gross profit was $27.6 million, representing gross margin of 79% for the fourth quarter 2019, compared with $27.2 million and 78%, respectively, for the year-ago period. Non-GAAP gross profit was $27.9 million, representing an 80% non-GAAP gross margin for the fourth quarter 2019, compared with $27.5 million and 79%, respectively, for the year-ago period.

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Net Income: GAAP net income was $5.4 million for the fourth quarter 2019, compared with $0.6 million for the year-ago period. Diluted GAAP net income per share was $0.19 based on 28.9 million weighted average shares outstanding for the fourth quarter 2019, compared with diluted GAAP net income per share of $0.02 based on 28.7 million shares outstanding for the year-ago period.

•
Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $9.4 million for the fourth quarter 2019, compared with $5.4 million for the year-ago period. For a description of this and other non-GAAP measures included in this press release, including their potential limitations, see “Non-GAAP Financial Measures” below.

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Cash Balance and Free Cash Flow: Cash and cash equivalents totaled $51.8 million as of December 31, 2019, compared with $47.2 million as of December 31, 2018. Cash generated from operations was $5.5 million and $13.0 million for the three months and year ended December 31, 2019, respectively, compared with $0.1 million and $1.2 million for the year-ago period. Free cash flow, a non-GAAP measure, was $4.5 million and $9.3 million for the three months and year

Exhibit 99.1

ended December 31, 2019, respectively, compared with $(0.6) million and $(1.7) million for the three months and year ended December 31, 2018, respectively.
Full Year 2019 Financial Results

•
Revenue: Total revenue was $130.0 million for 2019, a decrease of (1.0)% on a reported basis and flat on a constant currency basis compared with the prior year. Fixed subscription fees were $103.4 million, or 79.6% of total revenue, an increase of 3.3% from the prior year. Variable subscription fees were $26.6 million, or 20.4% of total revenue, a decrease of (14.6)% from the prior year.

•
Gross Profit: GAAP gross profit was $101.0 million, representing a 77.7% gross margin for 2019, compared with $101.7 million and 77.5%, respectively, for the prior year. Non-GAAP gross profit was $102.2 million, representing a 78.6% non-GAAP gross margin for 2019, compared with $102.6 million and 78.2%, respectively, for the prior year.

•
Net Income (Loss): GAAP net income was $3.5 million for 2019, compared with a GAAP net loss of $(7.6) million for the prior year. Diluted GAAP net income per share was $0.12 based on 28.8 million weighted average shares outstanding for 2019, compared with diluted GAAP net loss per share of $(0.28) based on 27.1 million shares outstanding for the prior year.

•	Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $20.2 million for 2019, compared with $9.8 million for the prior year.
Operating Highlights

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Continued Revenue Mix Shifts towards Brands: Revenue from brands, a key customer segment, represented 28% of fourth quarter and 26% of 2019 total revenue compared to 24% and 22% in the respective periods in 2018.

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Strategic Partnership with ShipStation:  Entered into a strategic partnership with ShipStation, a wholly-owned subsidiary of Stamps.com and a leading technology provider in the shipping and logistics sector, to be the first partner to take ChannelAdvisor Starter Edition to market. This new offering is a simplified, lower-cost version of the ChannelAdvisor core marketplaces platform designed for smaller brands and retailers and to be distributed through channel partners. The commercial launch of ChannelAdvisor Starter Edition is expected to occur in the second quarter of 2020.

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Improved Average Revenue per Customer (ARPC): ARPC was $47,891 for 2019, an increase of 3.5% from the prior year due to the focus on a platform approach for enterprise customers and brands. Brands average revenue per customer increased 13% in 2019 compared to 2018 and was 33% higher for brands customers than for retail customers in 2019.

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Customer Details: Expanded relationships with notable customers including Bling Jewelry, Crazy Dog T-Shirts, eLuxury, FullBeauty, Randa, Rocky Brands, and Rue Gilt Groupe in the fourth quarter 2019. Total customer count was 2,603 as of December 31, 2019, compared with 2,718 as of September 30, 2019 and 2,833 customers as of December 31, 2018. The decline in customer count was predominantly due to a decline in the number of small retail customers as well as the anticipated decline in customers based in China following our office closure in this market in July 2019.

Exhibit 99.1

Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing guidance for its first quarter and full year 2020.

(in millions, except percentages)	Q1 2020	Full Year 2020
Revenue	$31.3 - $31.7	$130.0 (minimum)
Adjusted EBITDA	$4.0 - $4.5	$20.0 (minimum)
As a Percentage of Revenue (at the midpoints for Q1)	13%	15%
Stock-based Compensation Expense	$2.8 - $3.1	$10.7
Weighted Average Shares Outstanding	28.2	28.5
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Fourth Quarter and Full Year 2019 Financial Results Conference Call
When:	Wednesday, February 12, 2020
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 2649277, Toll free
(704) 288-0612, Passcode 2649277, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Financial and Operating Metrics
Average revenue per customer is revenue for a particular period divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of our solutions, as well as strategic partners from which we receive revenue.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, free cash flow, non-GAAP gross profit and non-GAAP gross margin. Adjusted EBITDA excludes depreciation, amortization, income tax expense, net interest expense, stock-based compensation expense, and for the three months and year ended December 31, 2019, non-recurring severance and related costs. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and payment of software development costs. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and for the three months and year ended December 31, 2019, non-recurring severance and related costs.

ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Exhibit 99.1

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor

ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the first quarter and full year 2020, potential benefits of our reorganization of operations and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts, and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new

Exhibit 99.1

information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Investor Contact:
Traci Mangini
ChannelAdvisor Corporation
traci.mangini@channeladvisor.com
919-228-4886

Media Contact:
Tamara Gibbs
ChannelAdvisor Corporation
tamara.gibbs@channeladvisor.com
919-249-9798

ChannelAdvisor Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2019	2018
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$51,785	$47,185
Accounts receivable, net of allowance of $733 and $652 as of December 31, 2019 and 2018, respectively	22,126	23,436
Prepaid expenses and other current assets	10,452	9,248
Total current assets	84,363	79,869
Operating lease right of use assets	11,128	—
Property and equipment, net	9,597	12,007
Goodwill	23,486	23,486
Intangible assets, net	1,285	1,894
Deferred contract costs, net of current portion	12,810	11,336
Long-term deferred tax assets, net	3,584	4,162
Other assets	614	1,515
Total assets	$146,867	$134,269
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$409	$1,598
Accrued expenses	8,577	9,358
Deferred revenue	21,000	24,205
Other current liabilities	6,431	3,569
Total current liabilities	36,417	38,730
Long-term operating leases, net of current portion	9,767	—
Long-term finance leases, net of current portion	27	1,404
Lease incentive obligation	—	2,154
Other long-term liabilities	1,007	2,343
Total liabilities	47,218	44,631
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2019 and 2018, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,077,469 and 27,347,115 shares issued and outstanding as of December 31, 2019 and 2018, respectively	28	27
Additional paid-in capital	278,111	271,550
Accumulated other comprehensive loss	(1,740)	(1,707)
Accumulated deficit	(176,750)	(180,232)
Total stockholders' equity	99,649	89,638
Total liabilities and stockholders' equity	$146,867	$134,269

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Revenue	$34,775	$34,789	$129,959	$131,218
Cost of revenue (1) (2)	7,132	7,567	29,008	29,501
Gross profit	27,643	27,222	100,951	101,717
Operating expenses (1) (2):
Sales and marketing	12,005	14,295	52,813	60,080
Research and development	4,039	5,370	19,200	22,359
General and administrative	5,864	6,937	25,136	26,784
Total operating expenses	21,908	26,602	97,149	109,223
Income (loss) from operations	5,735	620	3,802	(7,506)
Other income (expense):
Interest income (expense), net	155	159	754	510
Other income (expense), net	(353)	7	(385)	9
Total other income (expense)	(198)	166	369	519
Income (loss) before income taxes	5,537	786	4,171	(6,987)
Income tax expense	117	179	689	614
Net income (loss)	$5,420	$607	$3,482	$(7,601)
Net income (loss) per share:
Basic	$0.19	$0.02	$0.12	$(0.28)
Diluted	$0.19	$0.02	$0.12	$(0.28)
Weighted average common shares outstanding:
Basic	28,069,017	27,330,983	27,886,278	27,138,274
Diluted	28,926,517	28,731,489	28,816,977	27,138,274

(1) Includes stock-based compensation as follows:
Cost of revenue	$250	$304	$995	$911
Sales and marketing	612	661	2,385	3,144
Research and development	202	567	1,898	2,152
General and administrative	912	1,043	3,698	4,391
	$1,976	$2,575	$8,976	$10,598

(2) Includes depreciation and amortization as follows:
Cost of revenue	$995	$939	$3,942	$3,610
Sales and marketing	168	226	775	884
Research and development	76	91	353	371
General and administrative	291	329	1,266	1,229
	$1,530	$1,585	$6,336	$6,094

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2019	2018
	(unaudited)
Cash flows from operating activities
Net income (loss)	$3,482	$(7,601)
Adjustments to reconcile net income (loss) to cash and cash equivalents provided by operating activities:
Depreciation and amortization	6,336	6,094
Bad debt expense	1,147	991
Stock-based compensation expense	8,976	10,598
Deferred income taxes	531	493
Other items, net	118	(851)
Changes in assets and liabilities:
Accounts receivable	361	2,634
Prepaid expenses and other assets	892	10,303
Deferred contract costs	(3,146)	(6,730)
Accounts payable and accrued expenses	(2,306)	(10,936)
Deferred revenue	(3,383)	(3,765)
Cash and cash equivalents provided by operating activities	13,008	1,230
Cash flows from investing activities
Purchases of property and equipment	(986)	(2,045)
Payment of software development costs	(2,721)	(894)
Cash and cash equivalents used in investing activities	(3,707)	(2,939)
Cash flows from financing activities
Repayment of finance leases	(2,209)	(2,241)
Proceeds from exercise of stock options	974	1,106
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(3,389)	(2,959)
Cash and cash equivalents used in financing activities	(4,624)	(4,094)
Effect of currency exchange rate changes on cash and cash equivalents	(77)	(434)
Net increase (decrease) in cash and cash equivalents	4,600	(6,237)
Cash and cash equivalents, beginning of year	47,185	53,422
Cash and cash equivalents, end of year	$51,785	$47,185

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$34,775	$34,789	$129,959	$131,218

Gross profit (GAAP)	$27,643	$27,222	$100,951	$101,717
Plus: Stock-based compensation expense included within cost of revenue	250	304	995	911
Plus: Non-recurring severance and related costs within cost of revenue	—	—	238	—
Gross profit (Non-GAAP)	$27,893	$27,526	$102,184	$102,628
Gross margin (GAAP)	79.5%	78.2%	77.7%	77.5%
Gross margin (Non-GAAP)	80.2%	79.1%	78.6%	78.2%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating expenses (GAAP)	$21,908	$26,602	$97,149	$109,223
Less: Stock-based compensation expense included within operating expenses	1,726	2,271	7,981	9,687
Less: Non-recurring severance and related costs within operating expenses	344	587	1,072	587
Operating expenses (Non-GAAP)	$19,838	$23,744	$88,096	$98,949

Reconciliation of GAAP Income (Loss) from Operations and GAAP Operating Margin to Non-GAAP Income from Operations and Non-GAAP Operating Margin
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$34,775	$34,789	$129,959	$131,218

Income (loss) from operations (GAAP)	$5,735	$620	$3,802	$(7,506)
Plus: Stock-based compensation expense	1,976	2,575	8,976	10,598
Plus: Non-recurring severance and related costs	344	587	1,309	587
Income from operations (Non-GAAP)	$8,055	$3,782	$14,087	$3,679
Operating margin (GAAP)	16.5%	1.8%	2.9%	(5.7)%
Operating margin (Non-GAAP)	23.2%	10.9%	10.8%	2.8%

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$5,420	$607	$3,482	$(7,601)
Adjustments:
Interest (income) expense, net	(155)	(159)	(754)	(510)
Income tax expense	117	179	689	614
Depreciation and amortization expense	1,530	1,585	6,336	6,094
Total adjustments	1,492	1,605	6,271	6,198
EBITDA	6,912	2,212	9,753	(1,403)
Stock-based compensation expense	1,976	2,575	8,976	10,598
Non-recurring severance and related costs	464	587	1,429	587
Adjusted EBITDA	$9,352	$5,374	$20,158	$9,782

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash and cash equivalents provided by operating activities	$5,494	$128	$13,008	$1,230
Less: Purchases of property and equipment	(230)	(459)	(986)	(2,045)
Less: Payment of software development costs	$(749)	$(315)	(2,721)	(894)
Free cash flow	$4,515	$(646)	$9,301	$(1,709)

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	First Quarter 2020		Full Year 2020
	Low	High	Minimum
Net (loss) income (estimate)	$(0.4)	$(0.1)	$3.0
Adjustments (estimates):
Interest (income) expense, net	(0.1)	(0.1)	(0.5)
Income tax expense	0.2	0.1	0.6
Depreciation and amortization expense	1.5	1.5	6.2
Total adjustments	1.6	1.5	6.3
EBITDA	1.2	1.4	9.3
Stock-based compensation expense (estimate)	2.8	3.1	10.7
Adjusted EBITDA guidance	$4.0	$4.5	$20.0